AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 1994
                                                   Registration No. 33-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C. 20549

                             --------------------

                                   FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             --------------------

                              APACHE CORPORATION
            (Exact name of registrant as specified in its charter)

                 DELAWARE                                            NO. 41-0747868
         (State of incorporation)                                   (I.R.S. Employer
                                                                 Identification Number)

           ONE POST OAK CENTRAL                                   ZURAB S. KOBIASHVILI
    2000 POST OAK BOULEVARD, SUITE 100               VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
        HOUSTON, TEXAS  77056-4400                                ONE POST OAK CENTRAL
              (713) 296-6000                               2000 POST OAK BOULEVARD, SUITE 100
    (Address, including zip code, and                          HOUSTON, TEXAS  77056-4400
telephone number, including area code, of                            (713) 296-6000
     registrant's executive offices)               (Name, address, including zip code, and telephone
                                                   number, including area code, of agent for service)

                             --------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ( )

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
  Title of Each Class      Amount to be        Proposed Maximum      Proposed Maximum      Amount of Registration
  of Securities to be       Registered        Offering Price Per    Aggregate Offering               Fee
      Registered                                   Share (1)             Price (1)
- ------------------------------------------------------------------------------------------------------------------
   Common Stock, par      240,000 shares            $23.625             $5,670,000                 $1,955
    value $1.25 per
      share, and
   Associated Rights
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported for The New York Stock Exchange, Inc. Composite Transactions Reporting System on April 8, 1994.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS

                                 240,000 SHARES


                               APACHE CORPORATION
                                  COMMON STOCK
                               ($1.25 PAR VALUE)


        The Ucross Foundation is offering hereby 240,000 shares ("Offered Shares") of the common stock, par value $1.25 per share (the "Common Stock"), of Apache Corporation ("Apache" or the "Company"). The Ucross Foundation is also referred to herein as the "Selling Stockholder." (See "Selling Stockholder.") The Company will not receive any proceeds from the sale of the Offered Shares.

        The sale and/or distribution of the Offered Shares by the Selling Stockholder may be effected from time-to-time through brokers, agents, dealers or underwriters in one or more transactions (which may involve crosses and principal trades, including block transactions), in special offerings, exchange distributions or secondary distributions, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. To the extent required, the specific Offered Shares to be sold, name of the Selling Stockholder, purchase price, public offering price, the name of any such brokers, agents, dealers or underwriters, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Common Stock is traded on The New York Stock Exchange ("NYSE") and the Chicago Stock Exchange ("CSE") under the symbol "APA." On April 11, 1994, the closing price of the Company's Common Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System was $24.25 per share.

        Upon any sale of the Common Stock offered hereby, the Selling Stockholder and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act") and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        No underwriter is initially being utilized in connection with this offering. The Company will pay all expenses incurred in connection with this offering, which are estimated to be approximately $7,450. See "Plan of Distribution."

                             --------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------


                The date of this Prospectus is April ___, 1994.

                             AVAILABLE INFORMATION

         Apache is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company's filings may be inspected and copied or obtained by mail upon payment of the Commission's prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Common Stock and Common Stock Purchase Rights are listed on The NYSE and the CSE although the Offered Shares are not currently admitted for trading on either exchange. The Company's 9.25% Notes due June 1, 2002 are listed on the NYSE. The Company's reports, proxy statements and other filings with the Commission may also be available for inspection at the offices of the NYSE located at 20 Broad Street, New York, New York 10005 and the CSE, 440 S. LaSalle St., Chicago, Illinois 60605.

         The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and in the amendments, exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, and to the exhibits and schedules filed therewith. All of these documents may be inspected without charge at the Commission's principal office in Washington, D.C., and copies thereof may be obtained from the Commission at the prescribed rates or may be examined without charge at the public reference facilities of the Commission. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement shall be qualified in its entirety by such reference.


                     INFORMATION INCORPORATED BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, as amended on Form 10-K/A filed March 28, 1994, filed with the Commission pursuant to the Exchange Act (Commission File No. 1-4300) is incorporated herein by reference.

         All documents which the Company files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all documents described above (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests should be addressed to Apache Corporation, One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, Attention: Corporate Secretary (telephone (713) 296-6000).

                                  THE COMPANY

         Apache is an independent energy company engaged in the exploration for, and development, production, gathering, processing and marketing of natural gas and crude oil. Domestically, Apache's exploration and production interests are spread over 18 states, focusing on the Gulf of Mexico, the Anadarko Basin of Oklahoma, the Permian Basin of west Texas and New Mexico, the Gulf Coast and the Rocky Mountain region. Internationally, the Company has production interests in Western Australia and is currently focusing its international exploration efforts offshore Western Australia and along the Pacific Rim. The Company's estimated proved reserves at December 31, 1993, were 231 million barrels of oil equivalent, of which 61 percent was natural gas.

         The Company is a Delaware corporation with its principal executive offices at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400. The Company's telephone number is (713) 296-6000.


                                  THE OFFERING

         The Selling Stockholder is offering hereby 240,000 shares of the Common Stock of Apache. See "Selling Stockholder." The Company will not receive any proceeds from the sale of the Offered Shares.

                                USE OF PROCEEDS

         The Offered Shares are being offered solely for the account of the Selling Stockholder. The Company will not receive any proceeds from the sale of the Offered Shares.


                              PLAN OF DISTRIBUTION

         The Offered Shares may be sold from time-to-time to purchasers directly by the Selling Stockholder. Alternatively, the Selling Stockholder may from time-to-time offer the Offered Shares through underwriters, brokers, dealers and agents, who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Stockholder and/or the purchasers of the Offered Shares for whom they may act as agent. The Selling Stockholder and any underwriter, dealer or agent that participate in the distribution of the Offered Shares may be deemed underwriters under the Securities Act, and any profit on the sale of the Offered Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commission under the Securities Act.

         At the time a particular offer of the Offered Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, brokers, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

         The Offered Shares may be sold from time-to-time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The Company will pay all of the expenses incident to the offering and sale of the Offered Shares to the public other than the fees and expenses of the Selling Stockholder, and underwriting discounts and commissions.

                              SELLING STOCKHOLDER

         This prospectus covers 240,000 shares of Common Stock held by the Selling Stockholder. The Selling Stockholder is a public charitable foundation incorporated under the laws of the State of Wyoming. The Selling Stockholder received the Offered Shares on February 11, 1994, through charitable contributions from Apache relating to fiscal years 1993 and 1994. In connection with the contribution, Apache and the Selling Stockholder entered into a registration rights agreement which, among other things, obligated Apache to register the Offered Shares under the Securities Act and to pay all costs and expenses associated with the registration and the Selling Stockholder's subsequent disposition of the Offered Shares, other than underwriting discounts and commission.

         Immediately prior to this offering, the Selling Stockholder owned 241,034 shares of Common Stock, and after the sale of the Offered Shares, the Selling Stockholder anticipates owning 1,304 shares of Common Stock. Except as otherwise set forth in this Prospectus, including documents included herein by reference, the Selling Stockholder has not, within the last three years had any position, office or other material relationship with the Company or any of its predecessors or affiliates.

         Apache made charitable contributions to Selling Stockholder totaling $120,000, $90,000, and $44,750 in each of 1991, 1992 and 1993, respectively.
Additionally, the Ucross Foundation is the beneficiary of a trust which holds and operates Apache's Ucross Ranch operations in Ucross, Wyoming, in order to provide financial support and physical facilities for the Ucross Foundation's educational, conservational and historical purposes. Apache provides general administrative and corporate services for the trust without charge. Two of Apache's executive officers, including Apache's chairman and chief executive officer, serve as trustees of the trust. All proceeds from the trust's operations are donated to the Ucross Foundation in furtherance of its philanthropic purposes. The trust donated $10,000, $165,960, and $499,825 to the Ucross Foundation in 1991, 1992 and 1993, respectively.

                          DESCRIPTION OF CAPITAL STOCK

         The Company's authorized capital stock consists of 5,000,000 shares of preferred stock and 215,000,000 shares of Common Stock.

COMMON STOCK

         All outstanding shares of Common Stock are fully paid and nonassessable. All holders of Common Stock have full voting rights and are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. The Board of Directors of the Company is classified into three groups of equal size, one-third elected each year. Shareholders do not have the right to cumulate votes in the election of directors and have no preemptive or subscription rights. Common Stock is neither redeemable nor convertible, and there are no sinking fund provisions relating to such stock.

         Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities.

         The Company's current policy is to reserve one share of Common Stock for each share issued in order to provide for possible exercises of rights under the Company's existing Rights Agreement.

         The Common Stock and the rights under the Company's existing Rights Agreement are listed on The NYSE and the Chicago Stock Exchange. The Offered Shares are admitted for trading on both exchanges.

RIGHTS

         On January 10, 1986, the Board of Directors declared a dividend of one right to purchase one share of Common Stock at $50 per share (subject to adjustment) on each outstanding share of Common Stock (the "Rights"). The Rights are exercisable only after a person (other than the Company or its employee benefit plans), together with all persons acting in concert with it, has acquired 20 percent or more of Common Stock, or has commenced a tender offer for 30 percent or more of Common Stock. If the Company engages in certain business combinations or a 20 percent stockholder engages in certain transactions with the Company, the Rights become exercisable for Common Stock of the Company or common stock of the corporation acquiring the Company (as the case may be) at 50 percent of the then market price. Any Rights that are or were beneficially owned by a person who has acquired 20 percent or more of the Common Stock and who engages in certain transactions or realizes the benefits of certain transactions with the Company will become void. The Company may redeem the Rights at a specified price at any time until ten business days after public announcement that a person has acquired 20 percent or more of the outstanding shares of Common Stock. The Rights will expire on January 31, 1996, unless earlier redeemed by the Company. Unless the Rights have been previously redeemed, all shares of Common Stock issued by the Company will include Rights, including the Common Stock offered hereby.

PREFERRED STOCK

         No preferred stock is outstanding. Shares of preferred stock may be issued by the Board of Directors with such voting powers and in such classes and series, and with such designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as may be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. The Company has no current plans to issue any preferred stock.

CHANGE OF CONTROL

         The Company's Restated Certificate of Incorporation includes provisions designed to prevent the use of certain tactics in connection with a potential takeover of the Company. Article Twelve of the Restated Certificate of Incorporation generally stipulates that the affirmative vote of 80 percent of the Company's voting shares is required to adopt any agreement for the merger or consolidation of the Company with or into any other corporation which is the beneficial owner of more than 5 percent of the Company's voting shares. Article Twelve further provides that such an 80 percent approval is necessary to authorize any sale or lease of assets between the Company and any beneficial holder of 5 percent or more of the Company's voting shares. Article Fourteen of the Restated Certificate of Incorporation contains a "fair price" provision which requires that any tender offer made by a beneficial owner of more than 5 percent of the outstanding voting stock of the Company in connection with any plan of merger, consolidation or reorganization, any sale or lease of substantially all of the Company's assets, or any issuance of equity securities of the Company to the 5 percent shareholder must provide at least as favorable terms to each holder of Common Stock other than the shareholder making the tender offer. Article Fifteen of the Restated Certificate of Incorporation contains an "anti-greenmail" mechanism which prohibits the Company from acquiring any voting stock from the beneficial owner of more than 5 percent of the outstanding voting stock of the Company, except for acquisitions pursuant to a tender offer to all holders of voting stock on the same price, terms, and conditions, acquisitions in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, and acquisitions at a price not exceeding the market value per share. Article Sixteen of the Restated Certificate of Incorporation prohibits the stockholders of the Company from acting by written consent in lieu of a meeting.

                                 LEGAL MATTERS

         Certain legal matters regarding the validity of the shares of Common Stock offered hereby will be passed upon by the Company's Vice President and General Counsel, Zurab S. Kobiashvili, Esq.


                                    EXPERTS

         The consolidated financial statements and schedules included in the Company's Form 10-K incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                 ===================================================

                 No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof, or that the information contained herein is correct as of any time subsequent to its date.


                                --------------------


                                  TABLE OF CONTENTS

                                                                Page
                                                                ----
                 Available Information   . . . . . . . . . .       2
                 Information Incorporated by
                   Reference . . . . . . . . . . . . . . . .       2
                 The Company . . . . . . . . . . . . . . . .       3
                 The Offering  . . . . . . . . . . . . . . .       3
                 Use of Proceeds . . . . . . . . . . . . . .       3
                 Plan of Distribution  . . . . . . . . . . .       3
                 Selling Stockholder . . . . . . . . . . . .       4
                 Description of Capital Stock  . . . . . . .       5
                 Legal Matters . . . . . . . . . . . . . . .       6
                 Experts . . . . . . . . . . . . . . . . . .       6

                 ===================================================


                 ===================================================


                                 240,000 SHARES



                                  COMMON STOCK

                               ($1.25 Par Value)





                              --------------------
                               APACHE CORPORATION
                              --------------------





                                April ___, 1994

                 ===================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Registration fee . . . . . . . . . . . . . . . . . .   $1,955
         Legal fees and expenses  . . . . . . . . . . . . . .    3,000
         Accounting fees and expenses . . . . . . . . . . . .    2,000
         Miscellaneous fees and expenses  . . . . . . . . . .      495
                                                                ------
         Total  . . . . . . . . . . . . . . . . . . . . . . .   $7,450
                                                                ======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

         Article VII of the Company's bylaws provides, in substance, that directors, officers, employees and agents of the Company shall be indemnified to the extent permitted by Section 145 of the Delaware General Corporation Law. Additionally, Article Seventeen of the Company's Restated Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions by the director not in good faith; (iii) for acts or omissions by a director involving intentional misconduct or a knowing violation of the law; (iv) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); and (v) for transactions from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

             (a)           Exhibits

               4.1 Form of common stock certificate (incorporated by reference to Registrant's Registration Statement on Form S-3, Registration No. 33-5097, filed on April 23, 1986).

               4.2 Rights Agreement dated as of January 10, 1986 between the Company and First Trust Company, Inc., rights agent, relating to the declaration of Rights to the Company's common stockholders of record on January 24, 1986 (incorporated by reference to
                           Exhibit 4.9 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4300, filed on March 31,
                           1986).

              *4.3 Registration Rights Agreement between Registrant and The Ucross Foundation.

              *5.1 Opinion of legal counsel regarding legality of securities being registered.

             *23.1         Consent of Arthur Andersen & Co.

              23.2         Consent of legal counsel included in Exhibit 5.1.

             *23.3         Consent of Ryder Scott Company Petroleum Engineers.

             *23.4         Consent of Intera Information Technologies, Inc.

              24.1 Power of Attorney included in Part II of the Registration Statement.

_______________________

*Filed herewith


ITEM 17. UNDERTAKINGS

             (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

                                      APACHE CORPORATION



Date:  April 13, 1994                 By:  /s/ RAYMOND PLANK
                                           Raymond Plank,
                                           Chairman and Chief Executive Officer



                               POWER OF ATTORNEY

         The officers and directors of Apache Corporation, whose signatures appear below, hereby constitute and appoint William J. Johnson, Mark A. Jackson and Clyde E. McKenzie, and each of them (with full power to each of them to act alone), the true and lawful attorney-in-fact to sign and execute, on behalf of the undersigned, any amendment(s) to this registration statement and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.*


SIGNATURE                                          TITLE                                DATE
- ---------                                          -----                                ----
/s/ RAYMOND PLANK                     Chairman and Chief Executive
Raymond Plank                          Officer (Principal Executive
                                       Officer)                                     April 13, 1994

/s/ MARK A. JACKSON                   Vice President and Controller
Mark A. Jackson                        (Principal Accounting Officer)               April 13, 1994



*  Apache Corporation does not have a Principal Financial Officer.

SIGNATURE                                          TITLE                                DATE
- ---------                                          -----                                ----
/s/ FREDERICK M. BOHEN                Director
Frederick M. Bohen                                                                  April 13, 1994


/s/ VIRGIL B. DAY                     Director
Virgil B. Day                                                                       April 13, 1994


/s/ RANDOLPH M. FERLIC                Director
Randolph M. Ferlic                                                                  April 13, 1994


/s/ EUGENE C. FIEDOREK                Director
Eugene C. Fiedorek                                                                  April 13, 1994


/s/ W. BROOKS FIELDS                  Director
W. Brooks Fields                                                                    April 13, 1994


/s/ ROBERT V. GISSELBECK              Director
Robert V. Gisselbeck                                                                April 13, 1994


/s/ STANLEY K. HATHAWAY               Director
Stanley K. Hathaway                                                                 April 13, 1994


/s/ WILLIAM J. JOHNSON                Director
William J. Johnson                                                                  April 13, 1994


/s/ JOHN A. KOCUR                     Director
John A. Kocur                                                                       April 13, 1994


/s/ JAY A. PRECOURT                   Director
Jay A. Precourt                                                                     April 13, 1994


/s/ JOSEPH A. RICE                    Director
Joseph A. Rice                                                                      April 13, 1994

                               INDEX TO EXHIBITS



EXHIBIT          DESCRIPTION OF EXHIBIT
- -------          ----------------------

  4.1 Form of common stock certificate (incorporated by reference to Registrant's Registration Statement on Form S-3, Registration No. 33-5097, filed on April 23, 1986).

  4.2 Rights Agreement dated as of January 10, 1986 between the Company and First Trust Company, Inc., rights agent, relating to the declaration of Rights to the Company's common stockholders of record on January 24, 1986 (incorporated by reference to Exhibit 4.9 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4300, filed on March 31, 1986).

 *4.3            Registration Rights Agreement between Registrant and The
                 Ucross Foundation.

 *5.1 Opinion of legal counsel regarding legality of securities being registered.

*23.1            Consent of Arthur Andersen & Co.

 23.2            Consent of legal counsel included in Exhibit 5.1.

*23.3            Consent of Ryder Scott Company Petroleum Engineers.

*23.4            Consent of Intera Information Technologies, Inc.

 24.1            Power of Attorney included in Part II of the Registration
                 Statement.

___________________

*Filed herewith